Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

3 March 2026

Powell Max Limited Commerce House Wickhams Cay 1 P.O. Box 3140 Road Town, Tortola VG 1110, British Virgin Islands	Matter No. 1014364 Doc Ref: TT/111630767 Direct line: (852) 2842 9523 Email: Teresa.Tsai@conyers.com

Dear Sir/ Madam,

Re:	Powell Max Limited (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”) and the prospectus forming part of the Registration Statement (the “Prospectus”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to 74,809,231 Class A ordinary shares, par value US$0.0008 each (the “Class A Ordinary Shares”) of the Company to be issued: (i) upon the conversion of certain Class C ordinary shares, par value US$0.0008 each (the “Class C Ordinary Shares”) of the Company; (ii) upon the exercise of certain common warrants (the “Common Warrants”) of the Company; and (iii) upon the exercise of certain placement agent warrants (the “Placement Agent Warrants”) of the Company. The Class A Ordinary Shares issuable upon the conversion or exercise of the Class C Ordinary Shares, the Common Warrants and the Placement Agent Warrants will be issued to the Selling Shareholders (as defined in the Prospectus) for offering and sale by them from time to time. The Company is registering the Class A Ordinary Shares on behalf of the Selling Shareholders.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of the following documents:

1.1.	a copy of the certificate of incorporation, the fourth amended and restated memorandum of association and the articles of association of the Company (the “Fourth Amended M&A”), as obtained from the Registrar of Corporate Affairs at 12:05 p.m. on 2 March 2026;

1.2.	a copy of a certificate of good standing issued by the Registrar of Corporate Affairs in relation to the Company and dated 2 March 2026;

1.3.	a copy of the minutes of a meeting of the members of the Company held on 19 January 2026 authorising, among others, the issue of Class C Ordinary Shares and the Class A Ordinary Shares issuable upon the conversion of such Class C Ordinary Shares and a copy of the minutes of a meeting of the board of directors of the Company held on 19 January 2026 authorising, among others, the issue of Class C Ordinary Shares, the Placement Agent Warrants and the Class A Ordinary Shares issuable upon the exercise of the Placement Agent Warrants (collectively, the “Resolutions”);

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.4.	a copy of the director’s certificate dated 2 March 2026 (the “Director’s Certificate”);

1.5.	the Registration Statement; and

1.6.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Director’s Certificate and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that the conversion price or the exercise price of any Class A Ordinary Shares issuable upon the conversion or exercise of the Class C Ordinary Shares, the Common Warrants and the Placement Agent Warrants shall be equal to at least the then par value of the Class A Ordinary Shares;

2.7.	that all necessary corporate actions will be taken to authorise and approve the repurchase of the relevant Class C Ordinary Shares and the allotment and issue by the Company of the requisite number of Class A Ordinary Shares in order to give effect to any conversion of Class C Ordinary Shares pursuant to the provisions of the Fourth Amended M&A (including without limitation the passing of board resolution to authorise the repurchase of the relevant Class Ordinary Shares and to confirm the Company will immediately after the repurchase satisfy the solvency test within the meaning of section 56 of the BVI Business Companies Act);

2.8.	that the Company has sufficient authorised but unissued Class A Ordinary Shares for issue upon the conversion or exercise of the Class C Ordinary Shares, the Common Warrants and the Placement Agent Warrants; and

2.9.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the resale of the Class A Ordinary Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.

conyers.com | 2

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

4.2.	The allotment and issue of the Class A Ordinary Shares by the Company to the Selling Shareholders have been duly authorised. When issued and paid for pursuant to the terms of issue and upon registering in the register of members of the Company, such Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent the references to our firm under the captions “Enforceability of Civil Liabilities”, “BVI Taxation” and “Legal Matters” in the Prospectus forming a part of the Registration Statement.

In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

conyers.com | 3